UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2012

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective January 1, 2012, Hendrikus (Henk) Derksen’s Executive Employment Agreement (“Agreement”) with Belden Inc. (the “Company”), dated January 1, 2010, was amended and restated to reflect Mr. Derksen’s appointment to the position of Senior Vice President, Finance, and Chief Financial Officer. In addition to the change in title, other noteworthy changes include:

•	Mr. Derksen’s base salary has increased to $400,000 per year;

•	Mr. Derksen’s target for purposes of his participation in the Company’s annual cash incentive plan (“ACIP”) will be 70% of his base salary; and

•	Mr. Derksen’s target for purposes of his participation in the Company’s long term incentive plan (“LTIP”) will be 120% of his base salary.

This is only a summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is included in this Form 8-K as Exhibit 10.1. The Agreement should be read in its entirety for a complete description of the employment terms.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective January 1, 2012, Gray G. Benoist resigned from the position of Chief Financial Officer in anticipation of his retirement. Mr. Benoist has agreed to remain with the Company through March 2012 to assist with the transition and certain special projects.

(c)	The information set forth in Item 1.01 with respect to Henk Derksen’s appointment as Chief Financial Officer is incorporated herein by reference.

(e)	The information set forth in Item 1.01 with respect to the amendment and restatement of Henk Derksen’s Executive Employment Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Executive Employment Agreement of Hendrikus (Henk) Derksen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: January 5, 2012	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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